                                             EXHIBIT 11.1


                   COAST SAVINGS FINANCIAL, INC.

                 COMPUTATION OF EARNINGS PER SHARE


                                        Three Months Ended September 30,
                                     -------------------------------------
                                             1996                1995
                                     -----------------   -----------------
                                                 Fully               Fully
                                     Primary   Diluted   Primary   Diluted
                                     -------   -------   -------   -------
                                     (In thousands except per share amounts)

Net earnings (loss) applicable
  to common stock and common
  stock equivalents ("CSEs")         $(16,100)  $(16,100)  $14,762   $14,762
                                     ========   ========   =======   =======
Weighted average common
  shares outstanding                   18,584     18,584    18,520    18,520
Dilutive CSEs on stock options              -          -       578       608
                                     --------   --------   -------   -------
  Weighted average shares              18,584     18,584    19,098    19,128
                                     ========   ========   =======   =======

  Net earnings (loss) per
    share of common stock               $(.87)     $(.87)     $.77      $.77
                                        =====      =====      ====      ====
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
                                        Nine Months Ended September 30,
                                     -------------------------------------
                                            1996                1995
                                     -----------------   -----------------
                                                Fully               Fully
                                     Primary   Diluted   Primary   Diluted
                                     -------   -------   -------   -------
                                     (In thousands except per share amounts)

Net earnings applicable to
  common stock and common
  stock equivalents ("CSEs")         $ 1,197   $ 1,197   $23,873   $23,873
                                     =======   =======   =======   =======
Weighted average common
  shares outstanding                  18,583    18,583    18,491    18,491
Dilutive CSEs on stock options           599       607       508       608
                                     -------   -------   -------   -------
  Weighted average shares             19,182    19,190    18,999    19,099
                                     =======   =======   =======   =======
  Net earnings per share of
    common stock                        $.06      $.06     $1.26     $1.25
                                        ====      ====     =====     =====
